Exhibit 99.1
MariMed Reports Fourth Quarter
and Full Year 2022 Financial Results

NORWOOD, MA, March 1, 2023 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

“I am pleased to report that our fourth quarter revenue grew sequentially and year-over-year as we continued to outperform the industry in all of our key states,” said Jon Levine, Chief Executive Officer. “Headwinds continued to challenge the industry, and the economy impacted consumer spending, yet MariMed delivered strong financial results, including positive cash flows from operations for the third consecutive year. Our balance sheet strength, coupled with our outstanding retail and wholesale operations, high-quality and innovative product portfolio, and exceptional customer service, should fuel accelerated growth in 2023 and beyond.”

Financial Highlights1

The following table summarizes the consolidated financial highlights for the three months and full years ended December 31, 2022 and 2021 (in millions, except percentage amounts):

Financial Highlights1

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$35.8	$31.0	$134.0	$121.5
GAAP Gross margin	44%	50%	48%	55%
Non-GAAP Gross margin	45%	50%	48%	55%
GAAP Net income (loss)	$4.8	$(6.4)	$13.6	$7.6
Non-GAAP Net income	$5.2	$0.1	$22.2	$21.5
Non-GAAP Adjusted EBITDA	$4.5	$8.3	$32.4	$42.8
Non-GAAP Adjusted EBITDA margin	13%	27%	24%	35%

1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

CONFERENCE CALL

MariMed management will host a conference call to discuss the Company's financial results on Thursday, March 2, 2023, at 8:00 a.m. Eastern time. The conference call may be accessed through MariMed’s Investor Relations website by clicking the following link: https://app.webinar.net/oXWd5Zn5r68.

FOURTH QUARTER 2022 OPERATIONAL HIGHLIGHTS

During the fourth quarter, the Company announced the following facets of its strategic growth plan, including:

•October 5: The opening of its first medical dispensary in Annapolis, Maryland, marking the beginning of the Company's fully vertical operations in that state. The Panacea Wellness dispensary is the eighth retail location across four states that MariMed either owns or manages. MariMed hosted a grand opening ceremony with several local, county, and state dignitaries in attendance to celebrate commencement of operations. In November 2022, voters approved the legalization of adult use sales. MariMed expects to build out its footprint in Maryland to the maximum allowable operations over time.
•October 25: The evolution of its award-winning and top-selling Betty's Eddies fruit chews line, which was custom formulated to address consumer demand for cannabis edibles that meet specific needs such as sleep aid, relaxation, pain relief, stress relief, heightened libido, and more.
•December 21: The launch of its limited-edition candy cane flavored vape pens under its InHouse brand, available at select cannabis dispensaries in Massachusetts and Maryland, including MariMed’s Panacea Wellness locations in both states. The Company launched InHouse in early 2022 as an option for cannabis consumers seeking high quality, value-priced products.
SUBSEQUENT EVENTS

Subsequent to the end of the fourth quarter of 2022, the Company announced the following:

•January 24: The closing of a $35 million senior secured credit facility with a $30 million draw down at close and the ability to draw up to an additional $5 million through June 2023. The facility has a three-year maturity and bears interest at a rate of prime plus 5.75%. Funds will be used for completing the build-out of a new cultivation and processing facility in Illinois and a new processing kitchen in Missouri, expanding the existing cultivation and processing facilities in Massachusetts and Maryland, funding other capital expenditures, and repaying in full the Kind Therapeutics seller notes from the Maryland acquisition, which closed in April 2022, with any remaining balance to be used for acquisitions.

•February 21: Agreement to acquire the operating assets of Ermont, Inc., a medical licensed, vertical cannabis operator in Massachusetts. The acquisition includes an operational medical dispensary in Quincy, just South of Boston, as well as a co-located cultivation facility, and Community Host Agreements to conduct medical and adult-use retail sales. The Company will apply to the state to allow adult-use sales and will expand the dispensary to accommodate the projected increased traffic. MariMed also plans to repurpose the existing cultivation facility for pheno-hunting, which is currently conducted in New Bedford, MA, thus freeing up much needed canopy for its award-winning Nature's Heritage flower.

2023 FINANCIAL GUIDANCE

MariMed remains committed to its proven strategic growth plan and continues to operate cannabis facilities with some of the highest margins and returns in the industry. In 2023, the Company anticipates opening four new dispensaries; one each in Ohio and Illinois, and two in Massachusetts.

The Company also anticipates opening new wholesale facilities in both Illinois and Missouri. Revenue and Adjusted EBITDA are projected to grow over the course of the year as these new facilities become operational. MariMed anticipates significant increases to its headcount in 2023 ahead of these new and expanded assets coming online.

The Company’s financial guidance is in part dependent on factors that it cannot control, such as the timing of regulatory approvals for facility openings, supply chain availability related to the build out of these facilities and hiring and retaining new employees. MariMed’s fiscal 2023 outlook is currently as follows:

•Revenue of $150+ million
•Gross margin in line with full year 2022
•Non-GAAP Adjusted EBITDA of $35+ million
•Capital expenditures of $30 million

“In 2022, we reported double-digit revenue growth for the fifth consecutive year, and positive Non-GAAP Adjusted EBITDA for the twelfth consecutive quarter. MariMed remains one of the only MSOs with both positive net income and cash flow from operations,” said Susan Villare, Chief Financial Officer. “It is a very exciting time to be a part of MariMed and we look forward to accelerating our revenue growth as our six new and two expanded state-of-the-art facilities are completed over the course of 2023.”

DISCUSSION OF NON-GAAP FINANCIAL MEASURES

MariMed’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, and making operating decisions, planning and forecasting future periods. The Company has provided in this release several non-GAAP financial measures: Non-GAAP Gross margin, Non-GAAP Net income (loss), Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP EBITDA margin and non-GAAP Adjusted EBITDA margin, as supplements to Revenue, Gross margin, Net income (loss) and other financial measures prepared in accordance with GAAP.

Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, and when planning and forecasting future periods, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.

As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.

Management defines non-GAAP Adjusted EBITDA as net income, determined in accordance with GAAP, excluding the following items:

•interest income and interest expense;
•income taxes;
•depreciation of fixed assets;
•amortization of acquired intangible assets;
•Impairment or write-downs of intangible assets;
•stock-based compensation;
•legal settlements;
•acquisition-related and other;
•other income and other expense;
•and discontinued operations.

For further information, please refer to the publicly available financial filings available on MariMed's Investor Relations website, as filed with the U.S. Securities and Exchange Commission, or as filed with the Canadian securities regulatory authorities on the SEDAR website.

ABOUT MARIMED

MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies, Nature’s Heritage, InHouse, Bubby’s Baked, K Fusion, Kalm Fusion, and Vibations: High + Energy. For additional information, visit www.marimedinc.com.

IMPORTANT INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding projected financial results for 2023, anticipated openings of dispensaries and facilities, timing of regulatory approvals, plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, our ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in our reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

All trademarks and service marks are the property of their respective owners.

For More Information Contact:

Investor Relations:
Steve West, Vice President, Investor Relations
Email: ir@marimedinc.com
Phone: (781) 277-0007

Company Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007
# # #

MariMed Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$9,737	$29,683
Accounts receivable, net	4,157	1,666
Deferred rents receivable	704	1,678
Note receivable, current portion	2,637	127
Inventory	19,477	9,768
Investments, current	123	251
Due from related parties	29	—
Other current assets	7,282	1,440
Total current assets	44,146	44,613
Property and equipment, net	71,641	62,150
Intangible assets, net	14,201	162
Goodwill	8,079	2,068
Note receivable, net of current	7,467	8,987
Operating lease right-of-use assets	4,931	5,081
Finance right-of-use assets	713	46
Other assets	1,024	98
Total assets	$152,202	$123,205

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Mortgages and notes payable, current portion	$3,774	$1,410
Accounts payable	6,626	5,099
Accrued expenses and other	3,091	3,149
Income taxes payable	11,489	16,467
Operating lease liabilities, current portion	1,273	1,071
Finance lease liabilities, current portion	237	27
Total current liabilities	26,490	27,223
Mortgages and notes payable, net of current	25,943	17,262
Operating lease liabilities, net of current	4,173	4,574
Finance lease liabilities, net of current	461	22
Other liabilities	100	100
Total liabilities	57,167	49,181

Commitments and contingencies

Mezzanine equity:
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	23,000	23,000
Total mezzanine equity	37,725	37,725

Stockholders’ equity:
Common stock	341	334
Common stock subscribed but not issued	39	—
Additional paid-in capital	142,365	134,920
Accumulated deficit	(83,924)	(97,392)
Noncontrolling interests	(1,511)	(1,563)
Total stockholders’ equity	57,310	36,299
Total liabilities, mezzanine equity, and stockholders’ equity	$152,202	$123,205

MariMed Inc.
Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenue	$35,830	$31,044	$134,010	$121,464
Cost of revenue	20,018	15,554	70,053	55,201
Gross profit	15,812	15,490	63,957	66,263

Gross margin	44.1%	49.9%	47.7%	54.6%

Operating expenses:
Personnel	4,234	3,086	14,404	8,352
Marketing and promotion	882	567	3,736	1,625
General and administrative	3,845	10,627	20,735	27,561
Acquisition-related and other	64	—	961	—
Bad debt	3,698	7	3,752	1,862
Total operating expenses	12,723	14,287	43,588	39,400

Income from operations	3,089	1,203	20,369	26,863

Interest and other (expense) income:
Interest expense	(422)	(279)	(1,693)	(2,356)
Interest income	239	13	959	109
Other expense, net	(151)	(169)	(127)	(800)
Total interest and other expense, net	(334)	(435)	(861)	(3,047)

Income before income taxes	2,755	768	19,508	23,816
(Benefit) provision for income taxes	(2,000)	7,166	5,894	16,192

Net income (loss)	4,755	(6,398)	13,614	7,624
Less: Net income attributable to noncontrolling interests	4	110	146	399
Net income (loss) attributable to common stockholders	$4,751	$(6,508)	$13,468	$7,225

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.02)	$0.04	$0.02
Diluted	$0.01	$(0.02)	$0.04	$0.02

Weighted average common shares outstanding:
Basic	339,436	341,016	337,697	326,467
Diluted	381,858	341,016	380,289	372,397

MariMed Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income attributable to common stockholders	$13,468	$7,225
Net income attributable to noncontrolling interests	146	399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,432	2,098
Amortization of intangible assets	1,282	690
Stock-based compensation	6,338	13,440
Amortization of standalone warrant issuances	—	776
Amortization of warrants attached to debt	—	539
Amortization of beneficial conversion feature	—	177
Amortization of original issue discount	—	52
Bad debt expense	3,752	1,862
Obligations settled with common stock	696	1,108
Loss on obligations settled with equity	—	3
Gain on sale of investment	—	(309)
Loss on changes in fair value of investments	1,082	1,107
Other investment income	(954)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,902)	(4,697)
Deferred rents receivable	132	262
Inventory	(5,383)	(2,937)
Other current assets	(5,219)	(868)
Other assets	(126)	(17)
Accounts payable	1,027	105
Accrued expenses and other	(482)	(732)
Income taxes payable	(4,978)	15,572
Net cash provided by operating activities	7,311	35,855

Cash flows from investing activities:
Purchases of property and equipment	(12,140)	(17,874)
Business acquisitions, net of cash acquired	(12,847)	—
Advances toward future business acquisitions	(800)	—
Acquisition of interest in subsidiary	—	(10)
Purchases of cannabis licenses	(601)	(692)
Proceeds from sale of investment	—	1,475
Proceeds from notes receivable	173	477
Due from related parties	(29)	—
Net cash used in investing activities	(26,244)	(16,624)

	Year Ended December 31,
	2022	2021
Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	23,000
Equity issuance costs	—	(387)
Proceeds from issuance of promissory notes	—	35
Principal payments of mortgages and promissory notes	(1,537)	(16,424)
Proceeds from mortgages	3,000	2,700
Proceeds from exercise of stock options	10	39
Proceeds from exercise of warrants	—	93
Repayment of loans from related parties	—	(1,158)
Principal payments of finance leases	(227)	(35)
Redemption of minority interests	(2,000)	—
Distributions	(259)	(410)
Net cash (used in) provided by financing activities	(1,013)	7,453

Net (decrease) increase to cash and cash equivalents	(19,946)	26,684
Cash and cash equivalents at beginning of year	29,683	2,999
Cash and cash equivalents at end of year	$9,737	$29,683

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Non-GAAP Adjusted EBITDA
GAAP Net income (loss)	$4,755	$(6,398)	$13,614	$7,624
Interest expense, net	183	266	734	2,247
Income tax (benefit) provision	(2,000)	7,166	5,894	16,192
Depreciation	963	599	3,432	2,098
Amortization of acquired intangible assets	428	172	1,282	690
EBITDA	4,329	1,805	24,956	28,851
Stock-based compensation	(58)	6,288	6,338	13,440
Settlement of litigation	—	—	—	(266)
Acquisition-related and other	64	—	961	—
Other expense, net	151	169	127	800
Adjusted EBITDA	$4,486	$8,262	$32,382	$42,825

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP Net income (loss)	13.3%	(20.6%)	10.2%	6.3%
Interest expense, net	0.5%	0.9%	0.5%	1.8%
Income tax (benefit) provision	(5.6%)	23.0%	4.3%	13.4%
Depreciation	2.7%	1.9%	2.6%	1.7%
Amortization of acquired intangible assets	1.2%	0.6%	1.0%	0.6%
EBITDA margin	12.1%	5.8%	18.6%	23.8%
Stock-based compensation	(0.2%)	20.3%	4.8%	11.0%
Settlement of litigation	—%	—%	—%	(0.2%)
Acquisition-related and other	0.2%	—%	0.7%	—%
Other expense, net	0.4%	0.5%	0.1%	0.7%
Adjusted EBITDA margin	12.5%	26.6%	24.2%	35.3%

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures (continued)
(in thousands, except percentages)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP Gross margin	44.1%	49.9%	47.7%	54.6%
Amortization of acquired intangible assets	0.5%	—%	0.4%	—%
Non-GAAP Gross margin	44.6%	49.9%	48.1%	54.6%

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP Net income (loss)	4,755	(6,398)	13,614	7,624
Stock-based compensation	$(58)	$6,288	$6,338	$13,440
Amortization of acquired intangible assets	428	172	1,282	690
Settlement of litigation	—	—	—	(266)
Acquisition-related and other	64	—	961	—
Non-GAAP Net income	5,189	62	22,195	21,488

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Product revenue:
Product revenue - retail	$24,715	$22,897	$92,836	$82,127
Product revenue - wholesale	9,836	5,583	32,865	26,119
Total product revenue	34,551	28,480	125,701	108,246
Other revenue	1,279	2,564	8,309	13,218
Total revenue	$35,830	$31,044	$134,010	$121,464